EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Michael A. Betts, Seasoned Financial Services Executive, Joins CIC Board of Directors

Redwood Shores, CA, September 10, 2007- (OTC BB: CICI) Communication Intelligence Corporation (“CIC”), a leading supplier of electronic signature solutions for business process automation in the financial industry and the recognized leader in biometric signature verification, announced today the appointment of Michael Betts to the CIC Board of Directors.

Mr. Betts has over 30 years of experience in the insurance and financial services industries and holds the FLMI designation. His most recent position was Senior Vice President & Chief Operating Officer of McCamish Systems. McCamish Systems, based in Atlanta, GA, is a leading supplier of scalable client/server based, relational database systems and provides solutions in BPO (Business Process Outsourcing), Remote or License environments serving the insurance industry. McCamish Systems evolved from the McCamish Group, a corporate life product company that issued more than $1.8 billion in recurring premium life insurance in the five years from its inception. McCamish Systems has applied this expertise to the development of solutions currently utilized by many of the largest insurance companies in the United States.

Before joining McCamish, Mr. Betts served as Senior Vice President of Enterprise Initiatives for American General Financial Group. In this role, Mike organized programs to reduce costs and improve service using web technology, business process optimization and organizational consolidation.

Previously, he was Senior Vice President and CIO of American General Retirement Services, where he led the technology group for supporting annuity, retirement planning and corporate business functions. Mr. Betts also served as Senior Vice President and CIO of American General Life & Accident, where he led the technology group for the career agency life insurance operation supporting 500 district offices and 7,000 sales representatives. He also has a broad base of experience in operations and consulting.

“I am pleased to have Mike join CIC’s Board of Directors. We will clearly benefit from his industry and multi-functional experience that will enhance our market penetration and product strategy efforts,” stated CIC’s Chairman & CEO Guido DiGregorio “His pioneering experience as an IT executive focused on the adoption and full deployment of emerging electronic signature technology provides Mike an excellent understanding of the challenges and the benefits of our technology and equips him to be an effective and credible advocate of our software solutions.”

“I am delighted to join CIC’s Board of Directors and look forward to adding to the passion I know the company has for enabling the paperless financial enterprise,” stated Mike Betts. “I believe CIC’s leadership position within the financial services industry demonstrates a clear focus on understanding and delivering customer value reflected in the solid product differentiation apparent in CIC’s multi-modal eSignature solutions.”

About CIC
Communication Intelligence Corporation (“CIC”) is a leading supplier of electronic signature solutions for business process automation in the Financial Industry and the recognized leader in biometric signature verification. CIC’s products enable companies to achieve truly paperless work flow in their eBusiness processes by enabling them with “The Power to Sign Online®” with multiple signature technologies across virtually all applications.  Industry leaders such as AIG, Charles Schwab, Prudential, Nationwide (UK), Snap-on Credit and Wells Fargo chose CIC’s products to meet their needs. CIC sells directly to enterprises and through system integrators, channel partners and OEMs. CIC is headquartered in Redwood Shores, California and has a joint venture, CICC, in Nanjing, China. For more information, please visit our website at http://www.cic.com.

Forward Looking Statement
Certain statements contained in this press release, including without limitation, statements containing the words “believes”, “anticipates”, “hopes”, “intends”, “expects”, and other words of similar import, constitute “forward looking” statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual events to differ materially from expectations. Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of the products; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect the Company’s business; (3) the Company’s inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and (4) general economic and business conditions and the availability of sufficient financing.

CIC, its logo and The Power to Sign Online are registered trademarks. All other trademarks are properties of their respective owners.

Contact Information

CIC
Investor Relations Inquiries:
Chantal Eshghipour
650-802-7740
investorrelations@cic.com

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